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                                                                   Exhibit 10.24


           AMENDMENT NO. 1 TO SUBLEASE AGREEMENT DATED JANUARY 9, 2003
                       BETWEEN ZAPLET, INC. AND SEEC, INC.


This Amendment No. 1 to the Sublease Agreement dated January 9, 2003 (the "Effective Date") between Zaplet, Inc. and SEEC, Inc. (the "Sublease") is effective as of the Effective Date of the Sublease. Capitalized terms not defined herein shall have the same meanings as in the Sublease.

         1. The Sublease is hereby amended by adding the following new subsection:

                  20.C. Right to Terminate. Notwithstanding anything to the contrary in this Sublease, Sublandlord shall provide Subtenant with: (i) all copies of notices of default received by Sublandlord; (ii) any and all notices of Sublandlord's intent to terminate the Master Agreement; (iii) any and all notices of termination of the Master Lease by Landlord to Sublandlord; and (iv) notice of its intent to vacate any or all of the Master Premises. In addition to the foregoing, Sublandlord shall provide Subtenant with copies of any and all communications relating to the Sublease. Sublandlord will provide Subtenant with any and all such notices within 3 days of receipt or sending of such notice in the case of any termination of the Master Lease prior to the expiration of the sublease, Subtenant shall have the right to terminate this Sublease not more than three (3) business days prior to any termination of the Master Lease regardless of the cause of such termination and Sublandlord shall ensure that Subtenant has any and all information, including but not limited to the aforementioned notices and communications, to secure such termination within three (3) business days prior to the termination of the Master Lease.

         2. All other terms and conditions of the Sublease shall remain unchanged.

         3. This Amendment. No. 1 shall be governed by California law. Zaplet, Inc. (Sublandlord lord)



Zaplet, Inc. (Sublandlord)                   SEEC, Inc. (Subtenant)

By: /s/ TOD C. HARMAN                        By: /s/ RICHARD J. GOLDBACH
    ----------------------------                 -------------------------------
Its: VP Finance                              Its: Treasurer & CFO
     ---------------------------                  ------------------------------
Print Name: Tod C.Harman                     Print Name: Richard J. Goldbach
            --------------------                         -----------------------

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                                    SUBLEASE

         THIS SUBLEASE (this "SUBLEASE") is dated for reference purposes as of January 9, 2003, and is made by and between Zaplet, Inc. ("Sublandlord"), and SEEC, Inc. ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

         1. RECITALS: This Sublease is made with reference to the fact that Westport Joint Venture, a California joint venture, as landlord ("MASTER LANDLORD"), and Sublandlord, as tenant, are parties to that certain Lease dated August 12, 1999 as amended by that certain Commencement Letter dated January 26, 2000 and that certain Amendment No. 2 to Lease dated October 18, 2002 (the "MASTER LEASE"), with respect to those certain premises described therein (the "MASTER PREMISES"), in that certain building (the "BUILDING") located at 3000 Bridge Parkway, Redwood Shores, CA 94065. A copy of the Master Lease is attached hereto as Exhibit A and is incorporated herein by reference. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

         2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the second floor of the Master Premises deemed to be approximately 11,800 rentable square feet (hereinafter, "SUBLEASED PREMISES"). Subtenant shall have the right of first refusal to the extent additional space become available for sublease by Sublandlord. Sublandlord shall provide subtenant notice within three business days of its intent to vacate the Premises and will provide Subtenant copies of any correspondence or documentation affecting the Master Lease.

         3. TERM: The term ("TERM") of this Sublease shall be for the period commencing on January 9, 2003 (the "COMMENCEMENT DATE") and ending on January 31, 2005, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms ("EXPIRATION DATE"). Subtenant shall have the option to renew this sublease, at the then Fair Market Value, for each successive twelve month period thereafter and which option shall be deemed to have been automatically exercised unless Subtenant provides Sublandlord 30 days notice of intent not to renew the current Sublease.

         4. RENT: Subtenant shall pay no rent to Sublandlord for the Subleased Premises for the six month term commencing on the Commencement Date and ending on July 9, 2003. Commencing on July 10, 2003 and continuing each month through the Expiration Date, Subtenant shall pay to Sublandlord as base rent for the Subleased Premises equal monthly installments of Twenty Three Thousand Six Hundred Dollars and No Cents ($23,600.00) ("RENT"). Rent shall be paid no later than 30 days after the 10th day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent amount paid shall include local and long distance phone service to be provided by Sublandlord. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Zaplet, Inc., 3000 Bridge Parkway, Redwood Shores, CA 94065, Attention: Vice President: Finance, or such other address as may be designated in writing by Sublandlord.

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         5. SIGNAGE: At Subtenant's expense, Sublandlord agrees to share with
Subtenant its 50% portion of the Buildings monument sign to place its company name and Subtenant shall be permitted to place its company name on the glass immediate entrance to Subtenant's suite.

         6. HOLDOVER: Subtenant acknowledges that in the circumstance that Subtenant holds over any portion of the Subleased Premises beyond the Expiration Date, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Subleased Premises on the Expiration Date in the condition required under the terms of this Sublease. In addition, Subtenant shall pay Sublandlord holdover rent equal to Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

         7. REPAIRS AND EXPENSES:

               A. The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an "AS IS" basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant's intended use. Notwithstanding the incorporation of the terms of the Master Lease, Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). Sublandlord shall request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance.

               B. As additional Rent in accordance with section 3 of this sublease. Subtenant shall pay to Sublandlord a proportionate share (calculated on a square footage basis and not occupancy basis) of all expenses of operation, management, maintenance and repair of the building, including, but not limited to security, utility charges associated with exterior landscaping, lighting (including water and sewer charges). Within thirty (30 days) after receipt of Sublandlord's reconciliation, Subtenant shall have the right, at Subtenant's sole expense, to audit, at a mutually convenient time at the Sublandlord's office, Sublandlord's records relating to the foregoing expenses. Such audit must be conducted by Subtenant or an independent nationally recognized accounting firm that is no being compensated by Subtenant or other third party on a contingency fee basis. Sublandlord shall be provided a complete copy of said audit at no expense to Sublandlord. If such audit reveals that Sublandlord has overcharged Subtenant and the audit is not challenged by Sublandlord, the amount overcharged shall be credited to the Subtenant's account within thirty
(30) days after the audit is concluded. Sublandlord shall provide Subtenant all records and rights relating to additional rent that Sublandlord is obligated to pay under the Master Lease.

         8. RIGHT TO CURE DEFAULTS: If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act.

         9. ASSIGNMENT AND SUBLETTING: Subtenant may not assign any interest in this Sublease, sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, "transfer"), without the prior written consent of Sublandlord and Master Landlord.


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         10. USE: Subtenant may use the Subleased Premises for the use set forth in Sections 1(h) and 7 of the Master Lease and for no other purpose whatsoever.

         11. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Master Lease. In the event of any assignment or transfer of the Tenant's interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be entirely relieved of all covenants and obligations of Sublandlord hereunder to the extent the transferee assumes in writing all such covenants and obligations thereafter to be performed by Sublandlord hereunder.

         12. DELIVERY AND ACCEPTANCE: Sublandlord shall deliver the Subleased Premises in its "AS IS" condition. By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, "AS IS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto, subject to Section 6 Repairs above and obligations in Section 20B below.

         13. IMPROVEMENTS: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Master Lease.

         14. RELEASE: Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease except to the extent that Sublandlord does not seek to enforce those rights. The obligations of Sublandlord shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

         15. INSURANCE: Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon Sublandlord's request. Subtenant shall not be required to contribute to any other insurance as Additional Rent.

         16. DEFAULT: Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

               A. Subtenant fails to pay any Rent within three (3) business days after Sublandlord's delivery of written notice to Subtenant of nonpayment; or

               B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure or to provide a mutually acceptable plan to cure such breach within seven (7) days after delivery of a written notice specifying the nature of the breach; or

               C. the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

               D. the appointment of a receiver for a substantial part of the assets of Subtenant;

               E. the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within fifteen (15) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

               F. Subtenant abandons the Subleased Premises; or

               G. Subtenant commits any other act or omission which could constitute a default under the Master Lease

         17. REMEDIES: In the event of any default by Subtenant, Sublandlord may terminate the Lease and upon such termination, Sublandlord may recover from Subtenant the following: (i) the worth at the time of the award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term which would have been earned after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided Lease.

         18. SURRENDER: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublandlord in as good condition as when assumed by the Subtenant. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant's removal of its personal property, furnishings and equipment. Notwithstanding the foregoing, Subtenant shall not be responsible to make repairs or remove alterations, trade fixtures or personal property of the Sublandlord. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

         19. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

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         20. OTHER SUBLEASE TERMS.

               A. INCORPORATION BY REFERENCE. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that:
(i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; and (iii) each reference to "Landlord" shall be deemed a reference to "Sublandlord" and each reference to "Tenant" shall be deemed a reference to "Subtenant", except as otherwise expressly set forth herein.

               B. ASSUMPTION OF OBLIGATIONS AND RIGHTS. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees:
(i) to comply with all provisions of the Master Lease; and (ii) to perform the obligations on the part of the "Tenant" listed herein with respect to the Subleased Premises during the term of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant provided that Sublandlord provides Subtenant immediate notice of such termination or intent to terminate. If Sublandlord vacates Premises prior to the end of this sublease, Sublandlord agrees it is obligated to return the space to its original state and Subtenant shall have no such obligation.

         21. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's obligations hereunder are conditioned upon Sublandlord's receipt of the written consent of Master Landlord to this Sublease, If Sublandlord does not receive such consent within thirty
(30) days after execution of this Sublease by Sublandlord, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof, and upon such termination, Sublandlord shall return to Subtenant its payment of the first month's Base Rent paid by Subtenant pursuant to Paragraph 4 hereof and the Security Deposit.

         22. SUCCESSORS: The covenants and conditions herein contained shall apply to and be binding upon the parties hereto and their respective successors in interest.

         23. AMENDMENT: This Sublease may not be amended except by the written agreement of all parties hereto.

         24. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                                 SUBTENANT:


By:  /s/ TOD C. HARMON                       By:   /s/ RICHARD J. GOLDBACH
    --------------------------------             -------------------------------
Print Name: Tod C. Harmon                    Address: Park West One, Suite 200
            3000 Bride Parkway                        Cliff Mine Road
            Redwood Shores, CA 94065                  Pittsburgh, PA 15275

                              CONSENT TO SUBLEASE

         Master Landlord hereby acknowledges receipt of a copy of this Sublease and consents to the terms and conditions of this Sublease. By this consent, Master Landlord shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease.


                                         MASTER LANDLORD:






                                         By:
                                             -----------------------------------
                                         Its:
                                              ----------------------------------
                                         Dated:
                                                --------------------------------

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                                    EXHIBIT A

                  (Attach Master Lease including modifications)